Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Craig Hoffman

Director, Corporate Communications

DineEquity, Inc.

818-637-3603

DineEquity, Inc. Reports Third Quarter Fiscal 2017 Results

GLENDALE, Calif., November 9, 2017 -- DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the third quarter of fiscal 2017.

“I am excited about the road ahead for DineEquity and our two category-leading brands. We have a strong management team, committed franchisees and talented team members working cohesively to achieve our collective goals of strong performance and sustainable growth,” said Stephen P. Joyce, Chief Executive Officer of DineEquity, Inc. “We are committed to driving shareholder value and ensuring the success of our franchisees. I look forward to working with my management team to execute against our strategic priorities during this challenging period. We are focused on developing a robust performance-based culture, driving sustainable positive sales at both brands and returning DineEquity to a growth company. Having just completed our global franchise conferences for Applebee’s and IHOP, it is clear our franchise groups are confident about our plan to drive the business forward. The initial progress we have made and the positive same-restaurant sales performance of both brands in October are encouraging. I am very optimistic about realizing the company’s full potential.”

Third Quarter of Fiscal 2017 Financial Highlights

●	GAAP net loss available to common stockholders was $443.2 million, or net loss per diluted share of $24.98 for the third quarter of 2017. This compares to net income available to common stockholders of $23.9 million, or earnings per diluted share of $1.33, for the third quarter of fiscal 2016. The net loss was primarily due to non-cash impairment charges totaling $531.6 million related to the write-downs of Applebee’s goodwill and other intangible assets, partially offset by a deferred tax benefit of $65.1 million attributable to the other intangible assets charge.

●	Adjusted net income available to common stockholders was $16.1 million, or adjusted earnings per diluted share of $0.91, for the third quarter of fiscal 2017. This compares to adjusted net income available to common stockholders of $26.4 million, or adjusted earnings per diluted share of $1.46, for the third quarter of fiscal 2016. The decrease in adjusted net income was mainly due to a decline in gross profit. The decrease in gross profit was due to a 7.7% decline in Applebee’s domestic system-wide comparable same-restaurant sales, an increase in bad debt expense, restaurant closures and a reduction in revenue recognized due to the collectability of Applebee’s franchisee royalties. (See “Non-GAAP Financial Measures” below.)

●	General and administrative expenses were approximately $38.0 million for the third quarter of fiscal 2017. This compares to $36.0 million for the third quarter of fiscal 2016. The modest increase was mainly due to higher personnel-related expenses.

DineEquity, Inc.

First Nine Months of Fiscal 2017 Financial Highlights

●	GAAP net loss available to common stockholders was $409.2 million, or net loss per diluted share of $23.09 for the first nine months of fiscal 2017. This compares to net income available to common stockholders of $75.5 million, or earnings per diluted share of $4.15, for the first nine months of fiscal 2016. The net loss was primarily due to non-cash impairment charges in the third quarter of fiscal 2017 totaling $531.6 million related to the write-downs of Applebee’s goodwill and other intangible assets as well as lower gross profit, partially offset by a deferred tax benefit of $65.1 million attributable to the other intangible assets charge.

●	Adjusted net income available to common stockholders was $60.7 million, or adjusted earnings per diluted share of $3.42, for the first nine months of fiscal 2017. This compares to adjusted net income available to common stockholders of $84.3 million, or adjusted earnings per diluted share of $4.63, for the first nine months of fiscal 2016. The decrease in adjusted net income was mainly due to lower gross profit and an increase in general and administrative expenses. The decrease in gross profit was due to a 7.3% decline in Applebee’s domestic system-wide comparable same-restaurant sales, an increase in bad debt expense as well as restaurant closures and a reduction in revenue recognized due to the collectability of Applebee’s franchisee royalties. (See “Non-GAAP Financial Measures” below.)

●	General and administrative expenses were $125.7 million for the first nine months of fiscal 2017 compared to $111.9 million for the first nine months of fiscal 2016. The increase was primarily due to approximately $9 million of non-recurring cash severance and equity compensation charges incurred in the first quarter of 2017 related to the separation of our previous chief executive officer and higher costs for professional services associated with investments in Applebee’s stabilization initiatives.

●	Cash flows from operating activities were $31.0 million for the first nine months of fiscal 2017 compared to $62.1 million for the first nine months of fiscal 2016. The decline was primarily due to a decrease in gross profit from franchise operations and an increase in general and administrative expenses. Adjusted free cash flow was $29.4 million for the first nine months of fiscal 2017, compared to $66.2 million for the first nine months of fiscal 2016. (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Third Quarter of Fiscal 2017

●	IHOP’s domestic system-wide comparable same-restaurant sales declined 3.2% for the third quarter of 2017.

●	Applebee’s domestic system-wide comparable same-restaurant sales declined 7.7% for the third quarter of 2017.

First Nine Months of Fiscal 2017

●	IHOP’s domestic system-wide comparable same-restaurant sales declined 2.5% for the first nine months of fiscal 2017.

●	Applebee’s domestic system-wide comparable same-restaurant sales declined 7.3% for the first nine months of fiscal 2017.

DineEquity, Inc.

Financial Performance Guidance for Fiscal 2017

The following projections for fiscal 2017 are based on management’s expectations as of November 9, 2017. DineEquity reiterates its financial performance guidance for fiscal 2017 contained in the press release issued on August 10, 2017 and the Form 8-K filed on the same day, except for the revisions noted below.

●	Revised expectations for Applebee’s domestic system-wide comparable same-restaurant sales performance to range between negative 5.5% and negative 6.5%. This compares to previous expectations of between negative 6.0% and negative 8.0%.

●	Reiterates expectations for IHOP’s domestic system-wide comparable same-restaurant sales performance to range between negative 1.0% and negative 3.0%.

●	Reiterates expectations for Applebee’s franchisees to develop between 20 and 30 new restaurants globally, the majority of which are expected to be international openings.

●	Reiterates expectations for Applebee’s closures to range between approximately 105 and 135 restaurants.

●	Reiterates expectations for IHOP franchisees and its area licensee to develop between 80 and 95 restaurants globally, the majority of which are expected to be domestic openings.

●	Revised expectations for IHOP closures to range between 25 and 30 restaurants. This compares to previous expectations of between 20 and 25 restaurants.

●	Revised expectations for Franchise segment profit to be between $297 million and $303 million. This compares to previous expectations of between $302 million and $314 million. This downward revision is primarily due to additional expected reserves related to the collectability of Applebee’s royalties.

●	Reiterates expectations for the Rental and Financing segments to generate approximately $38 million in combined profit.

●	Reiterates expectations for general and administrative expenses to range between $166 million and $172 million, including non-cash stock-based compensation expense and depreciation of approximately $22 million.

●	Reiterates expectations for interest expense to be approximately $62 million. Approximately $3 million is projected to be non-cash interest expense.

●	Reiterates expectations for weighted average diluted shares outstanding to be approximately 18 million shares.

●	Reiterates expectation for the income tax rate to be approximately 40%.

●	Revised expectations for cash flows provided by operating activities to range between $64 million and $74 million. This compares to previous expectations of between $80 million and $90 million. The decline is primarily due to the timing of fourth quarter 2017 marketing spend and projections for lower Franchise segment profit as discussed above.

●	Reiterates expectations for capital expenditures to be approximately $14 million.

DineEquity, Inc.

●	Revised expectations for adjusted free cash flow (See “Non-GAAP Financial Measures” below) to range between $60 million and $70 million. This compares to previous expectations of between $76 million and $86 million.

2017 Adjusted Free Cash Flow (Non-GAAP) Guidance Table

(In millions)
Cash flows from operations	$64 – 74
Approximate net receipts from notes and equipment contracts receivable	10
Approximate capital expenditures	(14)

Adjusted free cash flow (Non-GAAP)	$60 - 70

Investor Conference Call Today

DineEquity will host a conference call to discuss its results on the same day at 8:00 a.m. Pacific Time. To participate on the call, please dial (888) 771-4371 and reference passcode 45813583. International callers, please dial (847) 585-4405 and reference passcode 45813583. A live webcast of the call will be available at www.dineequity.com and may be accessed by visiting Events and Presentations on the site’s Investors section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on November 9, 2017 through 11:59 p.m. Pacific Time on November 16, 2017 by dialing (888) 843-7419 and referencing passcode 45813583#. International callers, please dial (630) 652-3042 and reference passcode 45813583#. An online archive of the webcast will also be available on Events and Presentations under the Investors section of DineEquity’s website.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc. (NYSE: DIN), through its subsidiaries, franchises restaurants under both the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 19 countries and approximately 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s website located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited

DineEquity, Inc.

number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders, “adjusted earnings per diluted share (Adjusted EPS)” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of (Loss) Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Franchise and restaurant revenues	$112,347	$123,259	$358,912	$380,034
Rental revenues	30,263	30,507	90,852	92,746
Financing revenues	2,061	2,251	6,280	7,019

Total revenues	144,671	156,017	456,044	479,799

Cost of revenues:
Franchise and restaurant expenses	41,800	41,553	123,476	122,129
Rental expenses	22,318	22,771	67,665	69,032
Financing expenses	449	9	449	155

Total cost of revenues	64,567	64,333	191,590	191,316

Gross profit	80,104	91,684	264,454	288,483
General and administrative expenses	38,030	36,002	125,701	111,937
Impairment and closure charges	532,522	206	535,440	3,932
Interest expense	15,353	15,358	46,496	46,107
Amortization of intangible assets	2,507	2,500	7,507	7,480
(Gain) loss on disposition of assets	(35)	113	(6,387)	679

(Loss) income before income tax benefit (provision)	(508,273)	37,505	(444,303)	118,348
Income tax benefit (provision)	56,555	(13,232)	28,228	(41,703)

Net (loss) income	$(451,718)	$24,273	$(416,075)	$76,645

Net (loss) income available to common stockholders:
Net (loss) income	$(451,718)	$24,273	$(416,075)	$76,645
Less: Net loss (income) allocated to unvested participating restricted stock	8,496	(338)	6,921	(1,103)

Net (loss) income available to common stockholders	$(443,222)	$23,935	$(409,154)	$75,542

Net (loss) income available to common stockholders per share:
Basic	$(24.98)	$1.33	$(23.09)	$4.17

Diluted	$(24.98)	$1.33	$(23.09)	$4.15

Weighted average shares outstanding:
Basic	17,742	17,950	17,718	18,099

Diluted	17,742	18,041	17,718	18,201

Dividends declared per common share	$0.97	$0.92	$2.91	$2.76

Dividends paid per common share	$0.97	$0.92	$2.91	$2.76

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,212	$140,535
Receivables, net	96,657	141,389
Restricted cash	31,338	30,256
Prepaid gift card costs	36,667	47,115
Prepaid income taxes	8,749	2,483
Other current assets	5,703	4,370

Total current assets	283,326	366,148
Long-term receivables, net	131,033	141,152
Property and equipment, net	199,857	205,055
Goodwill	339,236	697,470
Other intangible assets, net	585,160	763,431
Deferred rent receivable	84,071	86,981
Non-current restricted cash	14,700	14,700
Other non-current assets, net	3,825	3,646

Total assets	$1,641,208	$2,278,583

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$26,452	$50,503
Gift card liability	104,317	170,812
Dividends payable	17,755	17,465
Accrued employee compensation and benefits	13,527	14,609
Current maturities of long-term debt, capital lease and financing obligations	16,202	13,144
Accrued advertising	8,359	6,369
Other accrued expenses	16,775	13,410

Total current liabilities	203,387	286,312
Long-term debt, less current maturities	1,281,950	1,282,691
Capital lease obligations, less current maturities	64,923	74,665
Financing obligations, less current maturities	39,292	39,499
Deferred income taxes, net	178,848	253,898
Deferred rent payable	65,449	69,572
Other non-current liabilities	24,036	19,174

Total liabilities	1,857,885	2,025,811

Commitments and contingencies
Stockholders’ (deficit) equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; September 30, 2017 - 25,033,220 issued, 17,996,223 outstanding; December 31, 2016 - 25,134,223 issued, 17,969,636 outstanding	250	251
Additional paid-in-capital	292,255	292,809
(Accumulated deficit) retained earnings	(86,634)	382,082
Accumulated other comprehensive loss	(105)	(107)
Treasury stock, at cost; shares: September 30, 2017 - 7,036,997; December 31, 2016 - 7,164,587	(422,443)	(422,263)

Total stockholders’ (deficit) equity	(216,677)	252,772

Total liabilities and stockholders’ (deficit) equity	$1,641,208	$2,278,583

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(416,075)	$76,645
Adjustments to reconcile net (loss) income to cash flows provided by operating activities:
Impairment and closure charges	535,306	1,461
Depreciation and amortization	23,053	22,924
Non-cash interest expense	2,509	2,400
Deferred income taxes	(77,345)	(14,852)
Non-cash stock-based compensation expense	8,826	8,215
Tax benefit from stock-based compensation	—	1,153
Excess tax benefit from stock-based compensation	—	(966)
(Gain) loss on disposition of assets	(6,422)	679
Other	(2,791)	456
Changes in operating assets and liabilities:
Accounts receivable, net	(1,569)	4,312
Current income tax receivables and payables	(1,699)	(1,138)
Gift card receivables and payables	(26,387)	(30,355)
Other current assets	(1,336)	(824)
Accounts payable	(7,530)	(1,397)
Accrued employee compensation and benefits	(1,146)	(9,293)
Other current liabilities	3,606	2,638

Cash flows provided by operating activities	31,000	62,058

Cash flows from investing activities:
Additions to property and equipment	(9,608)	(3,543)
Proceeds from sale of property and equipment	1,100	—
Principal receipts from notes, equipment contracts and other long-term receivables	15,283	13,969
Other	(356)	(393)

Cash flows provided by investing activities	6,419	10,033

Cash flows from financing activities:
Dividends paid on common stock	(52,326)	(50,790)
Repurchase of common stock	(10,003)	(45,010)
Principal payments on capital lease and financing obligations	(10,621)	(10,391)
Tax payments for restricted stock upon vesting	(2,345)	(2,680)
Proceeds from stock options exercised	2,635	1,282
Excess tax benefit from stock-based compensation	—	966

Cash flows used in financing activities	(72,660)	(106,623)

Net change in cash and cash equivalents	(35,241)	(34,532)
Cash, cash equivalents and restricted cash at beginning of period	185,491	192,013

Cash, cash equivalents and restricted cash at end of period	$150,250	$157,481

DineEquity, Inc.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net loss or income available to common stockholders to net income available to common stockholders, as adjusted for the following items: impairment and closure charges; executive separation costs; Kansas City Support Center consolidation costs; amortization of intangible assets; non-cash interest expense; gain or loss on disposition of assets; the combined tax effect of the preceding adjustments; and income tax adjustments unrelated to current period operations, as well as related per share data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net (loss) income available to common stockholders, as reported	$(443,222)	$23,935	$(409,154)	$75,542
Impairment and closure charges	532,522	206	535,440	1,461
Executive separation costs	—	—	8,782	—
Kansas City Support Center consolidation costs (1)	—	306	—	5,338
Amortization of intangible assets	2,507	2,500	7,507	7,480
Non-cash interest expense	846	809	2,509	2,400
(Gain) loss on disposition of assets	(35)	113	(6,387)	679
Income tax provision	(67,490)	(1,456)	(72,054)	(6,422)
Income tax adjustments (2)	—	—	2,219	(2,002)
Net income allocated to unvested participating restricted stock	(9,014)	(34)	(8,210)	(130)

Net income available to common stockholders, as adjusted	$16,114	$26,379	$60,652	$84,346

Diluted net income available to common stockholders per share:
Net (loss) income available to common stockholders, as reported	$(24.98)	$1.33	$(23.09)	$4.15
Impairment and closure charges	26.28	0.01	26.40	0.05
Executive separation costs	—	—	0.31	—
Kansas City Support Center consolidation costs (1)	—	0.01	—	0.18
Amortization of intangible assets	0.09	0.09	0.26	0.26
Non-cash interest expense	0.03	0.03	0.09	0.08
(Gain) loss on disposition of assets	(0.00)	0.00	(0.22)	0.02
Income tax adjustments (2)	0.00	0.00	0.13	(0.11)
Net income allocated to unvested participating restricted stock	(0.51)	(0.00)	(0.46)	(0.00)
Rounding	—	(0.01)	—	—

Diluted net income available to common stockholders per share, as adjusted	$0.91	$1.46	$3.42	$4.63

Numerator for basic EPS-income available to common stockholders, as adjusted	$16,114	$26,379	$60,652	$84,346
Effect of unvested participating restricted stock using the two-class method	—	1	(5)	3

Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$16,114	$26,380	$60,647	$84,349

Denominator for basic EPS-weighted-average shares	17,742	17,950	17,718	18,099
Dilutive effect of stock options	1	91	11	102

Denominator for diluted EPS-weighted-average shares and assumed conversions	17,743	18,041	17,729	18,201

(1) Includes $2,471 of lease termination costs for the nine months ended September 30, 2016 reported in “closure and impairment charges” in the Consolidated Statements of Comprehensive Income.

(2) 2017: unrecognized tax benefits related to domestic manufacturing deductions taken in years prior to 2017; 2016: Adjustments to deferred tax balances primarily due to reduction of effective state tax rate because of Support Center consolidation.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “adjusted free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Nine Months Ended
	September 30,
	2017	2016
	(In millions)
Cash flows provided by operating activities	$31.0	$62.1
Receipts from notes and equipment contracts receivable	8.0	7.6
Additions to property and equipment	(9.6)	(3.5)

Adjusted free cash flow	29.4	66.2
Dividends paid on common stock	(52.3)	(50.8)
Repurchase of DineEquity common stock	(10.0)	(45.0)

	$(32.9)	$(29.6)

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three and nine months ended September 30, 2017 and 2016, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,953	2,028	1,981	2,029

System-wide(b)
Sales percentage change(c)	(9.7)%	(5.1)%	(8.6)%	(4.5)%
Domestic same-restaurant sales percentage change(d)	(7.7)%	(5.2)%	(7.3)%	(4.4)%

Franchise(b)
Sales percentage change(c)	(9.7)%	(4.9)%	(8.6)%	(3.7)%
Domestic same-restaurant sales percentage change(d)	(7.7)%	(5.2)%	(7.3)%	(4.4)%
Average weekly domestic unit sales (in thousands)	$40.9	$43.5	$43.5	$46.2

IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,586	1,521	1,568	1,512
Area license	162	167	165	165
Company	—	10	6	11

Total	1,748	1,698	1,739	1,688

System-wide(b)
Sales percentage change(c)	(0.7)%	1.3%	(0.1)%	2.0%
Domestic same-restaurant sales percentage change(d)	(3.2)%	(0.1)%	(2.5)%	0.5%

Franchise(b)
Sales percentage change(c)	0.3%	1.4%	0.5%	2.2%
Domestic same-restaurant sales percentage change(d)	(3.2)%	(0.1)%	(2.5)%	0.5%
Average weekly domestic unit sales (in thousands)	$35.7	$37.1	$36.3	$37.5

Area License (b)
Sales percentage change(c)	(5.7)%	2.4%	(3.6)%	1.1%

DineEquity, Inc.

(a)	“Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by franchisees and area licensees as well as those owned by the Company.

(b)	“System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and nine months ended September 30, 2017 and 2016 were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In millions)
Reported sales (unaudited)
Applebee’s domestic franchise restaurant sales	$956.5	$1,058.9	$3,092.3	$3,382.1
IHOP franchise restaurant sales	736.9	$734.3	2,220.3	$2,208.6
IHOP area license restaurant sales	67.0	$71.0	208.7	$216.5

Total	$1,760.4	$1,864.2	$5,521.3	$5,807.2

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)	“Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data

(unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Applebee’s Restaurant Development Activity
Beginning of period:	1,968	2,027	2,016	2,033

Franchise restaurants opened:
Domestic	2	6	7	13
International	2	3	6	7

Total franchise restaurants opened	4	9	13	20

Franchise restaurants closed:
Domestic	(22)	(8)	(74)	(20)
International	(5)	(1)	(10)	(6)

Total franchise restaurants closed	(27)	(9)	(84)	(26)

Net franchise restaurant reduction	(23)	—	(71)	(6)

Total Applebee’s restaurants, end of period	1,945	2,027	1,945	2,027

Domestic	1,791	1,871	1,791	1,871
International	154	156	154	156

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,586	1,519	1,556	1,507
Area license	166	166	167	165
Company(a)	—	10	10	11

Total IHOP restaurants, beginning of period	1,752	1,695	1,733	1,683

Franchise/area license restaurants opened:
Domestic franchise	11	7	31	26
Domestic area license	1	1	1	3
International franchise	6	8	18	11

Total franchise/area license restaurants opened	18	17	50	24

Franchise/area license restaurants closed:
Domestic franchise	(2)	(2)	(11)	(10)
Domestic area license	(1)	—	(2)	(1)
International franchise	(5)	—	(7)	(3)
International area license	(1)	—	(1)	—

Total franchise/area license restaurants closed	(9)	(2)	(21)	(14)

Net franchise/area license restaurant development	9	15	29	10

Refranchised from Company restaurants	—	—	9	1
Net franchise/area license restaurant additions	9	15	38	27

Summary - end of period
Franchise	1,596	1,532	1,596	1,532
Area license	165	167	165	167
Company(a)	—	10	—	10

Total IHOP restaurants, end of period	1,761	1,709	1,761	1,709

Domestic	1,655	1,622	1,655	1,622
International	106	87	106	87

(a) During the nine months ending September 30, 2017, nine company-operated restaurants were refranchised and one was permanently closed.